UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Hylen as President and Chief Executive Officer and Anthony Bettencourt as Vice President of Customer Engagement

On August 10, 2017, following approval by its Board of Directors, Imperva, Inc. (the “Company”) and Christopher Hylen entered into an agreement pursuant to which Mr. Hylen will serve as President and Chief Executive Officer of the Company and a member of the Company’s Board of Directors, which service will commence on August 15, 2017. There are no arrangements or understandings between Mr. Hylen and any other persons pursuant to which he was selected as an officer or director. There are no family relationships between Mr. Hylen and any director or executive officer of the Company, and Mr. Hylen is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Anthony Bettencourt, the Company’s current President and Chief Executive Officer and Chairman of the Board of Directors, will transition to the role of the Company’s Vice President of Customer Engagement and will remain as Chairman of the Board of Directors.

Mr. Hylen, age 56, most recently served as President and Chief Executive Officer of GetGo, Inc., a wholly-owned subsidiary of Citrix Systems, Inc. from April 2016 until GetGo was separated from Citrix and subsequently acquired by LogMeIn, Inc. in January 2017. In this role, Mr Hylen was responsible for overseeing all business activities related to Citrix’s GoTo family of products. From July 2013 to March 2016, Mr. Hylen served as Senior Vice President and General Manager, Mobility Apps of Citrix and was responsible for strategy and business operations of Citrix’s former Mobility Apps business unit consisting of Citrix’s GoTo family of products, including its communications cloud and workflow cloud products. Citrix is a publicly-traded provider of comprehensive secure digital workspaces that unify apps, data and services.

Prior to joining Citrix, Mr. Hylen was the Senior Vice President and General Manager of Payment Solutions at Intuit, Inc., a publicly-traded provider of business and financial management solutions for small business, consumers and accounting professionals, from August 2010 to July 2013. Mr. Hylen also served as Intuit’s Vice President, Marketing Small Business Group from April 2010 to August 2010 and its Vice President Growth, Intuit Payment Solutions from September 2006 to May 2010. Mr. Hylen served as a member of the Board of the ADT Corporation, a publicly-traded security and alarm monitoring services company, from January 2015 until it was acquired by Apollo Global Management in February 2016. Mr. Hylen holds a B.S. in Engineering from Widener University and an M.B.A. from the Harvard Business School of Management.

The Company and Mr. Hylen executed an employment offer letter (the “Offer Letter”) in connection with his appointment, which provides the following:

•	A base salary of $440,000 per year.

•	A target bonus for 2017 of $440,000, guaranteed at 100% of target and prorated for the portion of 2017 that Mr. Hylen is employed by the Company, under the Company’s existing 2017 Senior Management Bonus Plan (“Bonus Plan”), the terms of which were previously described by the Company under Item 5.02 in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on February 8, 2017. A copy of the Bonus Plan was filed with the SEC on February 27, 2017 as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and is incorporated herein by reference.

•	Eligibility to participate in the Company’s employee benefit plans and entitlement to paid vacation in accordance with the Company’s vacation policy on the same basis as other employees.

•	Restricted stock units representing a total of 101,200 shares of the Company’s common stock under the Company’s 2015 Equity Inducement Plan, as amended, and form of RSU agreement thereunder (the “RSUs”). The RSUs, which will expire following settlement, will vest at the rate of 25% of the shares on August 15, 2018 and then 6.25% of the shares quarterly thereafter, subject to Mr. Hylen’s continued provision of services to the Company.

•

The Company shall grant to Mr. Hylen in the first quarter of 2018 performance restricted stock units subject to performance metrics to be determined by the Compensation Committee in consultation with Mr. Hylen (the “PRSUs”) for 110,190 shares of the Company’s common stock at target and for up to an additional 110,190 shares (or 220,380 shares total) of the Company’s common stock for performance in excess of target. The PRSUs will commence time-based vesting on February 15, 2018 and 16.67% of the shares subject to the PRSUs will time-base vest on the later to occur of February 15, 2019 and the date that the Company publicly issues its earnings release for the quarter and year ending December 31, 2018, and then an additional 16.67% of the shares subject to the PRSUs will vest each quarter thereafter, subject to Mr. Hylen’s continued provision of services to the Company, and in all cases only if and to the extent the performance metrics are met. The PRSUs will be granted pursuant to and be subject to the terms of the Company’s 2011 Stock Option and Incentive Plan, as amended, and form of RSU award agreement thereunder (together, the “PRSU Agreement”). In the event of a Change in Control (as defined in the Company’s Change in Control Plan, referenced below) prior to the grant of these PRSUs, then, in lieu thereof, the Company will provide Mr. Hylen with a lump sum cash payment equal to $4.9 million upon the closing of such Change in Control, subject to execution of a binding severance and release agreement (which includes customary release, covenant not-to-sue, non-disparagement, non-solicitation and proprietary information provisions), and subject to

Mr. Hylen’s continued provision of services at the time of such closing. The terms of the Company’s Change in Control Plan were previously described by the Company under Item 5.02 in a Current Report on Form 8-K that was filed with the SEC on February 9, 2012. A copy of the Change in Control Plan was filed with the SEC on March 28, 2012 as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and is incorporated herein by reference.

•	In the event of a qualifying termination under our Change in Control Plan and contingent upon Mr. Hylen’s execution of a binding severance and release agreement, Mr. Hylen will be entitled to receive (1) a lump sum cash payment in an amount equal to Mr. Hylen’s annual base salary as in effect immediately prior to the severance date, plus his target annual bonus or cash incentive opportunity for the year in which the severance date occurs; (2) full acceleration of all outstanding equity awards (subject to certain restrictions noted in the Change in Control Plan and the PRSU Agreement); and (3) reimbursement of premiums paid for continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

•	In the event of a qualifying termination within twenty-four months of the commencement of Mr. Hylen’s employment and contingent upon Mr. Hylen’s execution of a binding severance and release agreement, Mr. Hylen will be entitled to receive (1) a lump sum cash payment in an amount equal to Mr. Hylen’s annual base salary as in effect immediately prior to the severance date; (2) twelve months’ acceleration of all outstanding equity awards, with any award subject to performance criteria for which the applicable performance period is then on-going also deemed to have been performed at the target level of achievement for such equity award; and (3) health care continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 paid for by the Company. This provision shall not apply to a termination with respect to which the Company’s Change in Control Plan applies.

•	A sign-on bonus of $250,000, subject to repayment by Mr. Hylen on a pro rata basis to the extent that his employment with the Company terminates within twenty-four months of the commencement of his employment other than a termination without Cause or a resignation for Good Reason (as those terms are defined in the Company’s Change in Control Plan), and payment of up to $10,000 for legal expenses incurred by Mr. Hylen in connection with retaining counsel for the review of the Offer Letter.

•	It is expected that Mr. Hylen will execute the Company’s standard form of indemnification agreement, which was filed with the SEC on October 28, 2011 as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 and incorporated herein by reference. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Hylen in any action or proceeding to the fullest extent permitted by applicable law.

•	The amounts payable to Mr. Hylen are subject to recoupment by the Company under the Company’s Compensation Recovery Policy applicable to executive officers.

The foregoing is a summary of the Offer Letter, the Bonus Plan, the Change in Control Plan and the form of indemnification agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the copies of such documents filed or incorporated by reference as Exhibits 99.2 through 99.5 to this Current Report on Form 8-K.

In connection with his transition to the role of Vice President of Customer Engagement, Mr. Bettencourt’s base salary will be reduced from $460,000 to $345,000 per year, and his target bonus for 2017 will be reduced from $460,000 to $172,500 effective upon the commencement of Mr. Hylen’s employment (with the target bonus prorated for the portions of the year that Mr. Bettencourt served as President and Chief Executive Officer and Vice President of Customer Engagement, respectively). There have been no other changes to Mr. Bettencourt’s compensation arrangements with the Company in connection with the transition of roles.

Amendments to 2015 Equity Inducement Plan

On August 8, 2017, the Company’s Board of Directors approved amendments to the 2015 Equity Inducement Plan (the “Inducement Plan”) and forms of agreement thereunder to (1) increase the shares available for grant under the Inducement Plan by 100,000 shares of common stock, and (2) clarify that (a) share withholding for tax purposes may be up to the maximum statutory amount permitted to be withheld, and (b) net settlement shall be the method of withholding for Section 16 officers (which will include Mr. Hylen) upon settlement of restricted stock units unless otherwise determined by the Compensation Committee of the Board of Directors. The foregoing description is qualified in its entirety by reference to the full text of the amended Inducement Plan and forms of agreement thereunder, which were filed with the SEC on August 10, 2017 as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 and are incorporated herein by reference.

Severance Plan

On August 8, 2017, the Company’s Board of Directors approved a Severance Plan (the “Severance Plan”) for designated members of the senior management team, including the following named executive officers of the Company (as set forth in the Company’s Proxy Statement filed on March 17, 2017): (i) Terrence Schmid, Chief Financial Officer, (ii) Michael Mooney, Chief Revenue Officer, and (iii) Trâm Phi, Senior Vice President and General Counsel.

Under the terms of the Severance Plan, in the event of a termination of employment by the Company for any reason other than “cause” (as defined in the Severance Plan) or by the participant with “good reason” (as defined in the Severance Plan) each participating named executive officer will be entitled to receive (1) a lump sum cash payment in an amount equal to such participant’s annual base salary as in effect immediately prior to the severance date less applicable withholding taxes; (2) one year of acceleration of all outstanding equity awards, with any award subject to performance criteria for which the applicable performance period is then on-going also deemed to have been performed at the target level of achievement for such equity award, (3) a one year post-termination stock option exercise period on all outstanding stock options, and (4) reimbursement of premiums paid for health care continuation coverage for one year pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

For purposes of the Severance Plan, “Cause” is defined as the occurrence of any of the following:

•	any willful, material violation by the participant of any law or regulation applicable to the business of the Company, the participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the participant of a common law fraud;

•	the participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company;

•	any material breach by the participant of any provision of any agreement or understanding between the Company and the participant regarding the terms of the participant’s service as an employee, officer, director or consultant to the Company, including without limitation the willful and continued failure or refusal of the participant to perform the material duties required of such participant as an employee, officer, director or consultant of the Company, other than as a result of having a disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the participant;

•	the participant’s disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company;

•	failure by the participant to substantially perform, or gross negligence in the performance of the participant’s duties after there has been delivered to the participant written demand for performance which describes the specific deficiencies in the participant’s performance and the specific manner in which performance must be improved, and which provides thirty (30) days from the date of notice to remedy performance deficiencies subject to remedy; or

•	any other misconduct by the participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

For purposes of the Severance Plan, “Good Reason” is defined as the occurrence, without the affected executive’s written consent, of any of the following:

•	a material diminution in the participant’s annual base salary, annual bonus opportunity, or long-term incentive opportunity;

•	any action or inaction that constitutes a material breach by the Company of the Severance Plan; or

•	a material change (defined for this purpose to mean a change greater than 30 miles from the participant’s current principal place of employment) in the geographic location of the participant’s principal place of employment.

In the event of a Change in Control (as defined in the Company’s Change in Control Plan), the Severance Plan will terminate and the terms of the Change in Control Plan will apply in the event of a qualifying termination. A participant’s right to receive benefits under the Severance Plan is contingent upon the participant’s timely execution of a binding severance and release agreement (which includes customary release, covenant not-to-sue, non-disparagement, non-solicitation and proprietary information provisions). The Severance Plan terminates on August 15, 2018.

The foregoing description is qualified in its entirety by reference to the full text of the Severance Plan attached hereto as Exhibit 99.7, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing Mr. Hylen and Mr. Bettencourt’s appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Imperva, Inc. dated August 10, 2017.

99.2	Offer Letter dated August 10, 2017 by and between Imperva, Inc. and Christopher Hylen.

99.3	Imperva, Inc. 2017 Senior Management Bonus Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by the Company on February 27, 2017 (File No. 001-35338).

99.4	Imperva, Inc. Change in Control Plan and Form Notice of Participation (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed by the Company on March 28, 2012 (File No. 001-35338)).

99.5	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed by the Company on October 28, 2011 (File No. 333-175008)).

99.6	2015 Equity Inducement Plan, as amended, and forms of agreement and subplan thereunder (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed by the Company on August 10, 2017 (File No. 333-219850)).

99.7	Imperva, Inc. Severance Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: August 10, 2017	By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued by Imperva, Inc. dated August 10, 2017.

99.2	Offer Letter dated August 10, 2017 by and between Imperva, Inc. and Christopher Hylen.

99.3	Imperva, Inc. 2017 Senior Management Bonus Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed by the Company on February 27, 2017 (File No. 001-35338).

99.4	Imperva, Inc. Change in Control Plan and Form Notice of Participation (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed by the Company on March 28, 2012 (File No. 001-35338)).

99.5	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed by the Company on October 28, 2011 (File No. 333-175008)).

99.6	2015 Equity Inducement Plan, as amended, and forms of agreement and subplan thereunder (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed by the Company on August 10, 2017 (File No. 333-219850)).

99.7	Imperva, Inc. Severance Plan.